American Century Investment Trust

AMENDMENT NO. 6 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 6 TO MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 1st day of August, 2018 (the “Effective Date”), by and between AMERICAN CENTURY INVESTMENT TRUST, a Massachusetts business trust and registered investment company (the “Company”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Company and the Investment Manager are parties to a certain Management Agreement effective as of July 16, 2010, and amended effective as of July 26, 2013, December 1, 2015, April 10, 2017, July 28, 2017 and July 31, 2017 (the “Agreement”) and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect management fee changes for the Short Duration Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedules A and B. Schedules A and B to the Agreement are hereby amended by deleting them in their entirety and replacing them with the Schedules A and B attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the effectiveness of those provisions of the Agreement.

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

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American Century Investment Trust

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the Effective Date.

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.	AMERICAN CENTURY INVESTMENT TRUST
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century Investment Trust                Schedule A: Investment Category Fee Schedules

Schedule A
Investment Category Fee Schedules
Money Market Funds

	Rate Schedules
Category Assets	Schedule 1	Schedule 2	Schedule 3	Schedule 4
First $1 billion	0.2500%	0.2700%	0.3500%	0.2300%
Next $1 billion	0.2070%	0.2270%	0.3070%	0.1870%
Next $3 billion	0.1660%	0.1860%	0.2660%	0.1460%
Next $5 billion	0.1490%	0.1690%	0.2490%	0.1290%
Next $15 billion	0.1380%	0.1580%	0.2380%	0.1180%
Next $25 billion	0.1375%	0.1575%	0.2375%	0.1175%
Thereafter	0.1370%	0.1570%	0.2370%	0.1170%
Bond Funds

	Rate Schedules
Category Assets	Schedule 1	Schedule 2	Schedule 3	Schedule 4	Schedule 5	Schedule 6
First $1 billion	0.2800%	0.3100%	0.3600%	0.6100%	0.4100%	0.6600%
Next $1 billion	0.2280%	0.2580%	0.3080%	0.5580%	0.3580%	0.6080%
Next $3 billion	0.1980%	0.2280%	0.2780%	0.5280%	0.3280%	0.5780%
Next $5 billion	0.1780%	0.2080%	0.2580%	0.5080%	0.3080%	0.5580%
Next $15 billion	0.1650%	0.1950%	0.2450%	0.4950%	0.2950%	0.5450%
Next $25 billion	0.1630%	0.1930%	0.2430%	0.4930%	0.2930%	0.5430%
Thereafter	0.1625%	0.1925%	0.2425%	0.4925%	0.2925%	0.5425%
Bond Funds (cont’d)

	Rate Schedules
Category Assets	Schedule 7	Schedule 8	Schedule 9	Schedule 10	Schedule 11
First $1 billion	0.3800%	0.4600%	0.4400%	0.6929%	0.4000%
Next $1 billion	0.3280%	0.4080%	0.3880%	0.6409%	0.3480%
Next $3 billion	0.2980%	0.3780%	0.3580%	0.6109%	0.3180%
Next $5 billion	0.2780%	0.3580%	0.3380%	0.5909%	0.2980%
Next $15 billion	0.2650%	0.3450%	0.3250%	0.5779%	0.2850%
Next $25 billion	0.2630%	0.3430%	0.3230%	0.5759%	0.2830%
Thereafter	0.2625%	0.3425%	0.3225%	0.5754%	0.2825%
Equity Funds

	Rate Schedules
Category Assets	Schedule 1	Schedule 2	Schedule 3	Schedule 4	Schedule 5	Schedule 6	Schedule 7
First $1 billion	0.5200%	0.7200%	1.2300%	0.8700%	1.0000%	1.1500%	1.3000%
Next $5 billion	0.4600%	0.6600%	1.1700%	0.8100%	0.9400%	1.0900%	1.2400%
Next $15 billion	0.4160%	0.6160%	1.1260%	0.7660%	0.8960%	1.0460%	1.1960%
Next $25 billion	0.3690%	0.5690%	1.0790%	0.7190%	0.8490%	0.9990%	1.1490%
Next $50 billion	0.3420%	0.5420%	1.0520%	0.6920%	0.8220%	0.9720%	1.1220%
Next $150 billion	0.3390%	0.5390%	1.0490%	0.6890%	0.8190%	0.9690%	1.1190%
Thereafter	0.3380%	0.5380%	1.0480%	0.6880%	0.8180%	0.9680%	1.1180%

A-1

American Century Investment Trust                Schedule B: Investment Category Assignments

Schedule B
Investment Category Assignments

American Century Investment Trust

Series	Category	Applicable Fee Schedule Number
Prime Money Market Fund	Money Market Funds	3
U.S. Government Money Market Fund	Money Market Funds	4
Diversified Bond Fund	Bond Funds	5
High-Yield Fund	Bond Funds	6
Short Duration Inflation Protection Bond Fund	Bond Funds	7
NT Diversified Bond Fund	Bond Funds	5
Core Plus Fund	Bond Funds	8
Short Duration Fund	Bond Funds	11

B-1